UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2010 (April 29, 2010)

ADVAXIS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

00028489	02-0563870
(Commission File Number)	(IRS Employer Identification Number)
Technology Centre of New Jersey
675 US Highway One
North Brunswick, N.J. 08902
(Address of principal executive offices)

Registrant’s telephone number, including area code: (732) 545-1590

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 29, 2010, Advaxis, Inc. (the “Company”) agreed with its Chief Executive Officer, Thomas A. Moore, to make a payment of $200,000 due to Mr. Moore under certain of the Company’s senior promissory notes held by Mr. Moore (the “Moore Notes”) in the form of 1,176,471 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) based on a price of $0.17 per share.  Approximately $650,000 remain outstanding under the Moore Notes.

As of April 30, 2010, the Company agreed with certain of the holders of the Company’s junior unsecured convertible promissory notes (the “Junior Bridge Notes”) to make payments of approximately $1.96 million aggregate principal amount due to such holders under certain of the Junior Bridge Notes in the form of 11,557,093 shares of Common Stock based on a price of $0.17 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2010	Advaxis, Inc.

	By:	/s/ Mark J. Rosenblum
Mark J. Rosenblum, Chief Financial Officer and Secretary